As filed with the Securities and Exchange Commission on January 14, 2010
Registration No. 333-[     ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
LODGENET INTERACTIVE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-0371161
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
3900 West Innovation Street
Sioux Falls, South Dakota 57017
(605) 988-1000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Scott C. Petersen
Chief Executive Officer and President
LodgeNet Interactive Corporation
3900 West Innovation Street
Sioux Falls, South Dakota 57017
(605) 988-1000

with a copy to:
Mark S. Weitz, Esq.
Leonard, Street and Deinard Professional Association
150 South Fifth Street, Suite 2300
Minneapolis, Minnesota 55402
(612) 335-1500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount To Be	Proposed Maximum	Proposed Maximum		Amount of Registration
Title Of Each Class of Securities To Be Registered	Registered(3)	Offering Price Per Unit	Aggregate Offering Price		Fee
Debt Securities, Preferred Stock, $.01 par value per share, Common Stock, $.01 par value per share, Depositary Shares(1), Warrants and Units(2)	$290,000,000 (4)	(5)	$290,000,000	(4),(6)	$20,677

(1)	Depositary Shares representing preferred stock of LodgeNet.

(2)	Units comprising any combination of one or more Debt Securities or other securities, including Preferred Stock, Common Stock, Depositary Shares, Warrants, or any combination thereof.

(3)	This Registration Statement also covers such indeterminate number of shares of Preferred Stock and/or Common Stock as shall be issuable or deliverable upon any conversion or exercise of any Debt Securities, Preferred Stock, Units or Warrants registered hereby which are convertible into or exercisable for such Preferred Stock or Common Stock.

(4)	United States Dollars or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies.

(5)	Pursuant to General Instruction II.D of Form S-3, the proposed maximum offering price per unit is not specified as to each class of securities to be registered. The proposed maximum offering price per unit will be determined from time to time by LodgeNet in connection with, and at the time of, the issuance by LodgeNet of the securities registered hereunder.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated January 14, 2010
Preliminary Prospectus

$290,000,000
Debt Securities
Preferred Stock
Common Stock
Depositary Shares
Warrants
Units

     LodgeNet Interactive Corporation intends to offer from time to time debt securities, preferred stock, common stock, depositary shares, warrants or units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $290,000,000, including the U.S. dollar equivalent if the public offering of any such securities is denominated in one or more foreign currencies, foreign currency units or composite currencies. This prospectus provides a general description of these securities. We will provide specific information and the terms of the securities being offered in a supplement or supplements to this prospectus. Any such supplement may also add, update or change information in this prospectus. You should read this prospectus and any such supplement carefully before investing. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.
     Our common stock is traded on The Nasdaq Global Market under the symbol “LNET.” The applicable prospectus supplement will contain information, where applicable, as to any other listing on any securities exchange of the securities covered by the prospectus supplement.
     Our principal executive offices are located at 3900 West Innovation Street, Sioux Falls, South Dakota 57107, and our telephone number is (605) 988-1000.
     We may offer these securities directly to investors, through agents, underwriters or dealers. See “Plan of Distribution.” Each prospectus supplement will provide the terms of the plan of distribution relating to each series of securities.
     This investment involves significant risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2008 and filed on March 13, 2009 (which document is incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is [     ], 2010.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Certain statements in this prospectus, any prospectus supplement and any report or document incorporated herein by reference constitute “forward-looking statements”. When used herein, in any prospectus supplement, or in any report or document incorporated herein or therein by reference, the words “intends,” “expects,” “anticipates,” “estimates,” “believes,” “goal,” “no assurance” and similar expressions, and statements, which are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. In addition to the risks and uncertainties discussed in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2008 and filed on March 13, 2009, in any prospectus supplement or any report or document incorporated herein by reference, such factors include, among others, the following:
•	the effects of economic conditions, including general financial conditions and the timing, speed and strength of any economic recovery, including business travel;
•	the economic condition of the lodging industry, which can be particularly affected by the financial conditions referenced above, as well as by high gas prices, levels of unemployment, consumer confidence, acts or threats of terrorism and public health issues;
•	decreases in hotel occupancy, whether related to economic conditions or other causes;
•	competition from providers of similar services and from alternative sources;
•	changes in demand for our products and services, programming costs, availability, timeliness, and quality and changes in the mix of our products and services;
•	technological developments by competitors;

•	developmental costs, difficulties, and delays;
•	relationships with clients and property owners;
•	the availability of capital to finance growth;
•	the impact of covenants contained in our credit agreement, compliance with which could adversely affect capital available for other business purposes, and the violation of which would constitute an event of default;
•	the impact of government regulations;
•	potential effects of litigation;
•	risks of expansion into new markets; and
•	risks related to the security of our data systems.
     You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

PROSPECTUS SUMMARY
     This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision. You should read this summary together with the more detailed information included elsewhere in, or incorporated by reference into, this prospectus, including our financial statements and the related notes. You should carefully consider, among other things, the matters discussed in “Risk Factors,” which we describe in Item 1A our most recent Annual Report on Form 10-K for the year ended December 31, 2008 and filed on March 13, 2009, and in other documents that we subsequently file with the Securities and Exchange Commission.
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may, from time to time, issue and sell any combination of debt securities, preferred stock, common stock, depositary shares, units or warrants in one or more offerings with a maximum aggregate offering price of $290,000,000.
     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the offered securities. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

     Unless the context otherwise requires, references in this prospectus and the accompanying prospectus supplement to “we,” “us,” “our,” “our company,” “LodgeNet” and similar references refer to LodgeNet Interactive Corporation.
Our Business
     LodgeNet is the largest provider of interactive media and connectivity solutions to the hospitality industry in the United States, Canada and Mexico. We also provide interactive television solutions in select international markets, primarily through local or regional licensees. As of September 30, 2009, we provided interactive media and connectivity solutions to approximately 9,800 hotel properties serving over 1.9 million hotel rooms. Within that customer base, we also provide on-demand guest entertainment services, advertising media services, cable television programming and broadband Internet access in approximately 1.8 million, 1.2 million, 1.1 million and 207,000 hotel rooms, respectively. In addition, we sell and maintain interactive television systems which provide on-demand patient education, information and entertainment to healthcare facilities throughout the United States. As of September 30, 2009, our system was installed in 39 healthcare facilities, representing approximately 8,400 beds. We had 12 additional hospitals under contract, scheduled to be installed in future periods, representing approximately 2,100 beds.
     The interactive media and connectivity solutions we offer the hospitality industry generally include guest-paid entertainment content, cable television programming, broadband Internet access systems, and professional technical and installation services. We provide a wide range of guest-paid entertainment options including on-demand movies, music and games, as well as television on-demand programming. We generally refer to these offerings as Guest Entertainment content, which guests typically purchase on a per-view, hourly, or daily basis. We also provide a variety of services for which hotels pay us a monthly service fee, which we generally refer to as Hotel Services. These offerings include cable television programming and Internet access customer support services. We provide Professional Solutions comprised of sales to hotels of Internet access equipment and interactive television systems as well as professional design, project management and installation services.
     We also deliver advertising-supported media into select segments of our interactive television room base from which we earn revenue from the sale of television commercials or other marketing-based programs.
     In the healthcare industry, we sell a variety of solutions, including the LodgeNetRX™ Interactive Patient Television System, patient education solutions, clinical systems integration applications, cable television hardware and programming and professional technical and installation services. We generate revenue from the sale of the system hardware, software license and installation services. Additionally, we earn recurring revenues from the sale of on-demand and television entertainment content, patient education content, software maintenance and technical support services.

Corporate Information
     We are incorporated in Delaware. Our principal executive offices are located at 3900 West Innovation Street, Sioux Falls, South Dakota 57107. Our telephone number is (605) 988-1000.
RISK FACTORS
     You should carefully consider, among other things, the matters discussed under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K for the year ended December 31, 2008 and filed on March 13, 2009, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference to this prospectus.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement incorporates by reference additional information and exhibits. We are subject to the reporting requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as us, that file documents electronically with the SEC. The address of that site on the world wide web is http://www.sec.gov. The information on the SEC’s web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.
     The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care. Later information that we file with the SEC will automatically update and supersede the information that is either contained herein or incorporated by reference herein, and will be considered to be a part of this prospectus from the date such documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus:
•	our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the SEC on March 13, 2009;
•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on September 2, 1993;
•	the description of our stockholder rights plan in our Form 8-A/A filed with the SEC on March 3, 2008;
•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 30, 2009;

•	our Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009, as filed with SEC on May 8, 2009, August 7, 2009, and November 6, 2009, respectively; and
•	our Current Reports on Form 8-K as filed with the SEC on June 22, 2009, June 24, 2009, June 29, 2009, and August 19, 2009.
     We also incorporate by reference all additional documents that we file with the SEC under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are made after the initial filing date of the registration statement of which this prospectus is a part and before the termination of any offering of securities offered by this prospectus. Any statement contained in this prospectus or in a document incorporated in, or deemed to be incorporated by reference to, this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in
•	the prospectus;
•	the accompanying prospectus supplement; or
•	any other subsequently filed document which also is incorporated in, or is deemed to be incorporated by reference to this prospectus;
modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.
     Upon your written or oral request for any or all of the documents incorporated by reference but not delivered with this prospectus, we will send to you the copies you request at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to our Corporate Secretary at LodgeNet Interactive Corporation, 3900 West Innovation Street, Sioux Falls, South Dakota 57107. Our telephone number is (605) 988-1000. Our internet address is www.lodgenet.com. The information on our web site is not part of this prospectus, and any references to this web site or any other web site are inactive textual references only.
     You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any state where the offer or sale is not permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

RATIO OF EARNINGS TO FIXED CHARGES
AND
RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERENCE DIVIDENDS
     The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented. We have computed the ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference dividends for each of the following periods on a consolidated basis. You should read the following ratios in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus. With the exception of the nine-month interim period ended September 30, 2009, the ratio of earnings to combined fixed charges and preference dividends for the periods presented is the same as the ratio of earnings to fixed charges since, prior to June 29, 2009, we had no outstanding preferred stock and, therefore, no dividend requirements.

						Nine months
						ended
	Year Ended December 31,					September 30,
	2008	2007	2006	2005	2004	2009
Ratio of earnings to fixed charges(1)(3)	—	—	1.08	—	—	—

Ratio of earnings to combined fixed charges and preference dividends (2)(3)	—	—	1.08	—	—	—

(1)	Earnings was computed as the sum of pre-tax income from continuing operations before adjustment for income or loss from equity investees, and fixed charges. Fixed charges consist of interest expensed, amortized premiums, discounts and capitalized expenses related to indebtedness, and an estimate of the interest within rental expense. The Company believes that it is reasonable to estimate that one-third of rental expense is interest expense. Fixed charges do not include interest associated with income tax liability.

(2)	Preference dividend is the amount of pre-tax earnings that is required to pay the dividends on outstanding preference securities, currently our Series B Preferred Stock.

(3)	Earnings for 2004, 2005, 2007, 2008, and the nine months ended September 30, 2009 were insufficient to cover fixed charges by $20.4 million, $6.5 million, $65.9 million, $47.6 million, and $1.9 million, respectively. Accordingly, no such ratio is presented for such periods. Earnings for the nine months ended September 30, 2009 were insufficient to cover combined fixed charges and preference dividends by $3.6 million. Accordingly, no such ratio is presented for such period. Prior to 2009, we had no preference dividends, and therefore the deficiencies for the combined fixed charges and preference dividends were the same as stated above for fixed charges during those periods.
USE OF PROCEEDS
     Unless we state otherwise in the accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered in such prospectus supplement for general corporate purposes, which may include additions to working capital, repayment or redemption of existing indebtedness, financing of capital expenditures, research and development of new technologies, acquisitions and strategic investment opportunities. Our debt instruments require that some or all of the proceeds from the sale of our capital stock or debt securities in one or more offerings under this prospectus be used to prepay or repay any loans then outstanding under such instruments.

DIVIDEND POLICY
     Historically we have paid no dividends on our common stock. We do not intend to pay any cash dividends on our common stock in the foreseeable future. As described below, we pay cumulative dividends at a rate of 10% per annum of the $1,000 liquidation preference per share on our Series B Preferred Stock, subject to declaration by our board of directors. We make these dividend payments out of funds legally available on a quarterly basis in arrears. With the exception of these dividend payments on our Series B Preferred Stock, we expect that we will retain any earnings to finance our operations and growth. In addition, the terms and conditions of our debt instruments and outstanding Series B Preferred Stock restrict and limit payments or distributions in respect of our common stock. Therefore, we do not expect to pay cash dividends on our common stock in the foreseeable future.
DESCRIPTION OF CAPITAL STOCK
     This section describes the general terms and provisions of the shares of our common stock, par value $0.01 per share, and preferred stock, par value $0.01 per share. The summary is not complete and is qualified in its entirety by reference to the description of our common stock incorporated by reference in this prospectus and our certificate of designations for our Series B Preferred Stock. We have also filed our certificate of incorporation, our bylaws, and the certificate of designations for our outstanding preferred stock as exhibits to the registration statement, of which this prospectus is a part. You should read our certificate of incorporation, our bylaws and our certificate of designations for additional information before you buy any of our common stock or preferred stock. See “Where You Can Find More Information.”
Common Stock
     General. As of January 14, 2010, our authorized common stock was 50,000,000 shares, of which 22,537,664 shares were issued and outstanding.
     Voting Rights. A majority of the outstanding shares of common stock constitutes a quorum for the conduct of business at meetings of our stockholders. Generally, all matters to be voted on by stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preferred stock.
     Dividends. Holders of common stock will share ratably in any dividends declared by the board of directors, subject to the preferential rights of any preferred stock then outstanding. The dividend rights of holders of our common stock are subject to the dividend rights of holders of our Series B Preferred Stock. With respect to the payment of dividends, the Series B Preferred Stock ranks senior to the common stock. So long as any shares of Series B Preferred Stock remain outstanding, unless all accrued and unpaid dividends on the Series B Preferred Stock have been paid or are contemporaneously declared and paid in full, no dividend whatsoever will be declared or paid on our common stock. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.
     Other Rights. In the event of liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any shares of Series B Preferred Stock or other preferred stock then outstanding, the holders of common stock are entitled to share ratably in all assets available for distribution. Holders of common stock have no preemptive rights or rights to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.
Terms of Our Series B Preferred Stock
     As of January 14, 2010, our authorized preferred stock was 5,000,000 shares, of which 57,500 shares have been designated as 10% Series B Cumulative Perpetual Convertible Preferred Stock, $0.01 par value, with a liquidation preference of $1000 per share (“Series B Preferred Stock”). All 57,500 shares of Series B Preferred Stock are issued and outstanding. The terms of the Series B Preferred Stock are more fully described in the certificate of designations for our Series B Preferred Stock, which is filed as an exhibit to the registration statement of which this prospectus is a part.
     The terms of the Series B Preferred Stock provide for cumulative dividends from the date of original issue at a rate of 10% per annum of the $1,000 liquidation preference per share (equivalent to an annual rate of $100 per share), subject to adjustment in certain circumstances. Dividends on the Series B Preferred Stock are payable quarterly in arrears. Any dividends must be declared by our board of directors and must come from funds that are legally available for dividend payments.
     As provided in the certificate of designations, the Series B Preferred Stock will be convertible, at the holder’s option, in certain circumstances, into our common stock at an initial conversion rate of 264.5503 shares of common stock per share of Series B Preferred Stock, which is equivalent to an initial conversion price of $3.78 per share.
     We may also elect, on or prior to July 15, 2014, to mandatorily convert some or all of the Series B Preferred Stock into shares of our common stock if the closing price of our common stock has equaled or exceeded 150% of the conversion price for at least 20 of the 30 consecutive trading days ending the day before we send the notice of mandatory conversion. If we elect to mandatorily convert any Series B Preferred Stock, we will make an additional payment on the Series B Preferred Stock equal to the aggregate amount of dividends that would have accrued and become payable through and including July 15, 2014, less any dividends already paid on the Series B Preferred Stock.
     After July 15, 2014, we may elect to mandatorily convert some or all of the Series B Preferred Stock into shares of our common stock if the closing price of our common stock has exceeded 125% of the conversion price, for at least 20 of the 30 consecutive trading days ending the day before we send the notice of mandatory conversion. If we elect to mandatorily convert any Series B Preferred Stock, we will make an additional payment on the Series B Preferred Stock equal to all accrued and unpaid dividends.
     If a holder elects to convert the Series B Preferred Stock in connection with certain specified fundamental changes that occur on or prior to July 15, 2014, we may be obligated to increase the conversion rate of the Series B Preferred Stock. In addition, upon a fundamental change when the stock price of our common stock is less than $3.43, the holders may require us to convert some or all of the holders’ shares of Series B Preferred Stock at a conversion rate equal to the liquidation preference of the Series B Preferred Stock, plus all accrued and unpaid dividends, divided by 97.5% of the market price of our common stock; provided that in no event will a holder of the Series B Preferred stock be entitled to receive upon conversion more than 291.5451 shares of common stock per $1,000 liquidation preference of the Series B Preferred Stock for such liquidation preference, plus accrued and unpaid dividends with respect thereto.
     For so long as the Series B Preferred Stock is outstanding and our credit facility (or any other agreement with a similar restriction) limits our ability to declare or pay any dividend (other than dividends payable solely in common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of our capital stock, including the Series B Preferred Stock, or make any other distribution in respect thereof, which may be subject to certain exceptions, including a general exception for an aggregate amount the calculation of which is specified in such credit facility or other agreement (a “Restricted Payment Basket”), we will not use availability under the Restricted Payment Basket other than with respect to payment of dividends, or make-whole payments, on the securities, except with respect to any such restricted payment that would not reduce availability under the Restricted Payment Basket to an amount less than (1) $25 million, less (2) any dividends actually paid on the Series B Preferred Stock from the date of issuance to the date of determination of availability under the Restricted Payment Basket.
     In the event of liquidation, dissolution or winding up, after payment of liabilities and liquidation preferences on any shares of preferred stock then outstanding that ranks senior to the Series B Preferred Stock, before any distribution of assets is made to the holders of common stock or the holders of any of our other capital stock, the holders of Series B Preferred Stock are entitled to be paid a liquidation preference of $1,000 per share plus all dividends accrued and unpaid on each share up to the date of distribution.
     Our Series B Preferred Stock has no maturity date or voting rights prior to conversion into common stock, except in limited circumstances.
Undesignated Preferred Stock
     We may issue additional preferred stock with such designations, powers, preferences and other rights and qualifications, limitations or restrictions as our board of directors may authorize, without further action by our stockholders, including, but not limited to:

•	the distinctive designation of each series and the number of shares that will constitute such series;
•	the voting rights, if any, of shares of the series and the terms and conditions of such voting rights;
•	the dividend rate on the shares of the series, the dates on which dividends are payable, any restriction, limitation or condition upon the payment of dividends, whether dividends will be cumulative and the dates from and after which dividends shall accumulate;
•	the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if such shares are redeemable;
•	the terms and conditions of a sinking or purchase fund for the purchase or redemption of shares of the series, if such a fund is provided;
•	any preferential amount payable upon shares of the series in the event of the liquidation, dissolution or winding up of, or upon the distribution of any of our assets; and
•	the prices or rates of conversion or exchange at which, and the terms and conditions on which, the shares of such series may be converted or exchanged into other securities, including our common stock, if such shares are convertible or exchangeable.
     The particular terms of any series of preferred stock will be described in a prospectus supplement. Any material United States federal income tax consequences and other special considerations with respect to any preferred stock offered under this prospectus will also be described in the applicable prospectus supplement.
Conversion Rights
     Our preferred stock may be convertible into shares of our other equity securities. The terms and conditions of conversion will be stated in the applicable prospectus supplement. The terms will include, among others, the following:
•	the conversion price;
•	the conversion period;
•	provisions regarding the ability of us or the holder to convert such securities;
•	events requiring adjustment to the conversion price; and
•	provisions affecting conversion in the event of our redemption of the debt securities.
Anti-Takeover Provisions
     Certain Provisions of Our Certificate of Incorporation and By-Laws May Have Anti-Takeover Effects. A number of provisions of our certificate of incorporation and bylaws cover matters of corporate governance and the rights of stockholders. Some of these provisions, including, but not limited to:
•	the inability of stockholders to take any action by written consent;

•	supermajority voting requirements to amend the provision prohibiting action by stockholders by written consent and the provision regarding amendments to the certificate of incorporation;
•	the filling of vacancies on the board of directors by the affirmative vote of a majority of the remaining directors;
•	our board of directors has staggered three year terms, making it difficult to nominate a majority of new directors in any one year; and
•	the ability of the board of directors to issue shares of preferred stock and to set the voting rights, preferences and other terms thereof, without further stockholder action, may be deemed to have anti-takeover effect and may discourage takeover attempts not first approved by the board of directors, including takeovers which stockholders may deem to be in their best interests. If takeover attempts are discouraged, temporary fluctuations in the market price of our common stock, which may result from actual or rumored takeover attempts, may be inhibited. These provisions, together with the ability of our board of directors to issue preferred stock without further stockholder action, could also delay or frustrate the removal of incumbent directors or the assumption of control by stockholders, even if the removal or assumption would be beneficial to our stockholders. These provisions could also discourage or inhibit a merger, tender offer or proxy contests, even if favorable to the interests of stockholders, and could depress the market price of our common stock. Our board of directors believes these provisions are appropriate to protect our interests and the interests of our stockholders. Our board of directors has no present plans to adopt any further measures or devices which may be deemed to have an “anti-takeover effect.”
     Delaware Anti-Takeover Provision. We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:
•	before such person became an interested stockholder, our board of directors approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;
•	upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or
•	at or following the time such person became an interested stockholder, the business combination is approved by our board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

     The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders. A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or any amendment thereto. Our certificate of incorporation does not contain any such exclusion.
     Stockholders Rights Plan. We also have a stockholders rights plan which may serve to deter or impede a change of control transaction because of its dilutive effect.
Transfer Agent
     The transfer agent and registrar for our common stock is Computershare Investor Services, LLC.
DESCRIPTION OF DEBT SECURITIES
     The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional or different terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the debt securities. The debt securities will be issued under an indenture to be entered into between us and a bank or trust company selected by us, as trustee, substantially in the form of the indenture included as an exhibit to this Registration Statement. Any materially different terms of the indenture will be described in the applicable prospectus supplement. The indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The following description of general terms and provisions relating to the debt securities and the indenture under which the debt securities will be issued is a summary only and therefore is not complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of the indenture. The form of the indenture has been filed with the SEC as an exhibit to the registration statement, of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. All capitalized terms have the meanings specified in the indenture.
     We may issue, from time to time, debt securities, in one or more series, that may include, but not be limited to, senior debt, senior subordinated debt, or subordinated debt securities. The debt securities we offer will be issued under the indenture. Each series of debt securities will be issued pursuant to a separate supplemental indenture. Debt securities, whether senior, senior subordinated, subordinated, or otherwise, may be issued as convertible debt securities or exchangeable debt securities. The following is a summary of the material provisions of the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below.
General Terms of the Indenture
     The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the indenture does not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
     We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may, for United States federal income tax purposes, be treated as if they were issued with “original issue discount,” or OID, because of interest payment and other characteristics. Special United States federal income tax considerations applicable to debt securities issued with original issue discount will be described in more detail in any applicable prospectus supplement.
     The applicable prospectus supplement for a series of debt securities that we issue will describe, among other things, the following terms of the offered debt securities:
•	the title and authorized denominations of the series of debt securities;

•	any limit on the aggregate principal amount of the series of debt securities;

•	whether such debt securities will be issued in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	the price or prices at which the debt securities will be issued;

•	the date or dates on which principal is payable;

•	the place or places where and the manner in which principal, premium and interest will be payable and the place or places where the debt securities may be presented for transfer and, if applicable, conversion or exchange;

•	interest rates, and the dates from which interest, if any, will accrue, and the dates when interest is payable and the maturity;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	our rights or obligations to redeem or purchase the debt securities;

•	conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments thereto;

•	the currency or currencies of payment of principal or interest;

•	the terms applicable to any debt securities issued at a discount from their stated principal amount;

•	the terms, if any, under which any debt securities will rank junior to any of our other debt;

•	whether and upon what terms the debt securities may be defeased, if different from the provisions set forth in the indenture;

•	if the amount of payments of principal or interest is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	the events of default and covenants relating to the debt securities that are in addition to, modify or delete those described in this prospectus;

•	the nature and terms of any security for any secured debt securities; and

•	any other specific terms of any debt securities.
     The applicable prospectus supplement will present United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are to be listed or quoted.
     Payment of the principal of, premium, if any, and interest on any senior debt securities will rank on parity with all of our other unsecured and unsubordinated debt.
     Payment of the principal of, premium, if any, and interest on senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities and any credit facility. We will state in the applicable prospectus supplement relating to any senior subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the senior subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior debt.
     Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt, including our senior debt securities and senior subordinated debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also state in such prospectus supplement limitations, if any, on issuance of additional senior indebtedness.
Conversion or Exchange Rights
     Debt securities may be convertible into or exchangeable for shares of our equity securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement. The terms will include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding the ability of us or the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Consolidation, Merger or Sale
     We cannot consolidate or merge with or into, or transfer or lease all or substantially all of our assets to, any person, and we cannot permit any other person to consolidate with or merge into us, unless
•	we will be the continuing corporation; or

•	the successor corporation or person to which our assets are transferred or leased is a corporation organized under the laws of the United States, any state of the United States or the District of Columbia and it expressly assumes our obligations under the debt securities and the indenture.
In addition, we cannot complete such a transaction unless immediately after completing the transaction, no event of default under the indenture, and no event which, after notice or lapse of time or both, would become an event of default under the indenture, shall have occurred and be continuing. When the person to whom our assets are transferred or leased has assumed our obligations under the debt securities and the indenture, we shall be discharged from all our obligations under the debt securities and the indenture, except in limited circumstances.
     This covenant would not apply to any recapitalization transaction, a change of control of us or a highly leveraged transaction, unless the transaction or change of control were structured to include a merger or consolidation or transfer or lease of all or substantially all of our assets.
Events of Default
     The term “Event of Default,” when used in the indenture, unless otherwise indicated, or unless otherwise set forth in a prospectus supplement, means any of the following:
•	failure to pay interest for 30 days after the date payment is due and payable;

•	failure to pay principal or premium, if any, on any debt security when due, either at maturity, upon any redemption, by declaration or otherwise;

•	failure to make sinking fund payments when due;

•	failure to perform other covenants for 60 days after notice that performance was required;

•	events in bankruptcy, insolvency or reorganization relating to us; or

•	any other Event of Default provided in the applicable officer’s certificate, resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.
     An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the indenture. If an event of default involving any series of debt securities has occurred and is continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of each affected series may declare the entire principal of all the debt securities of that series (or, if the debt securities of that series are discount securities, such portion of the principal amount as may be specified in the terms of that series) to be due and payable immediately.
     If an Event of Default with respect to any series of senior debt securities occurs and is continuing with respect to covenants other than the payment of principal, interest and premium (if any), then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of such senior debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of senior debt securities (or, if any of such senior debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series of senior debt securities.
     If an Event of Default with respect to any series of subordinated debt securities occurs and is continuing with respect to covenants other than the payment of principal, interest and premium (if any), then either the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of such series, by notice in writing, may declare the principal amount of and interest on all of the debt securities of such series to be due and payable immediately; provided, however, unless otherwise provided in the applicable prospectus supplement, if such an Event of Default occurs and is continuing with respect to more than one series of subordinated debt securities under the indenture, the trustee for such series or the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of subordinated debt securities (or, if any of such subordinated debt securities are discount securities, such portion of the principal amount as may be specified in the terms of that series), voting as one class, may make such declaration of acceleration and not the holders of the debt securities of any one of such series of subordinated debt securities.
     The holders of not less than a majority in aggregate principal amount of the debt securities of a series may, after satisfying certain conditions, rescind and annul any of the above-described declarations and consequences involving the series.
     If an Event of Default relating to events in bankruptcy, insolvency or reorganization of us occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.
     The indenture imposes limitations on suits brought by holders of debt securities against us. Except for actions for payment of overdue principal or interest, no holder of debt securities of any series may institute any action against us under the indenture unless:
•	the holder has previously given to the trustee written notice of default and continuance of such default;

•	the holders of at least 25% in principal amount of the outstanding debt securities of the affected series have requested that the trustee institute the action;

•	the requesting holders have offered the trustee reasonable indemnity for expenses and liabilities that may be incurred by bringing the action;

•	the trustee has not instituted the action within 60 days of the request; and

•	the trustee has not received inconsistent direction by the holders of a majority in principal amount of the outstanding debt securities of the affected series.
     We will be required to file annually with the trustee a certificate, signed by one of our officers, stating whether or not the officer knows of any default by us in the performance, observance or fulfillment of any condition or covenant of the indenture.
Discharge, Defeasance and Covenant Defeasance
     We may discharge or decrease our obligations under the indenture as stated below.
     We may discharge obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be enough to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.
     Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time, which we refer to as defeasance. We may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default under the trust declaration, which we refer to as covenant defeasance. We may effect defeasance and covenant defeasance only if, among other things:
•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on all outstanding debt securities of the series;

•	we deliver to the trustee an opinion of counsel to the effect that the holders of the series of debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities; and

•	in the case of subordinated debt securities, no event or condition shall exist that, based on the subordination provisions applicable to the series, would prevent us from making payments of principal of, premium, if any, and interest on any of the applicable subordinated debt securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after the deposit date.
     In the case of a defeasance by us, the opinion we deliver must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law occurring, after the date of the indenture, since such a result would not occur under the U.S. federal income tax laws in effect on such date.
     Although we may discharge or decrease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.
Modification of the Indenture
     The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:
•	secure any debt securities and provide the terms and conditions for the release or substitution of the security;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	add any additional events of default;

•	cure any ambiguity or correct any inconsistency or defect in the indenture;

•	add to, change or eliminate any of the provisions of the indenture in a manner that will become effective only when there is no outstanding debt security which is entitled to the benefit of the provision as to which the modification would apply;

•	establish the forms or terms of debt securities of any series;

•	eliminate any conflict between the terms of the indenture and the Trust Indenture Act of 1939;

•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture as is necessary for the administration of the trusts by more than one trustee; and

•	make any other provisions with respect to matters or questions arising under the indenture that will not be inconsistent with any provision of the indenture as long as the new provisions do not adversely affect the interests of the holders of any outstanding debt securities of any series created prior to the modification.
     The indenture also provides that we and the trustee may, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities issued pursuant to the indenture then outstanding and affected, voting as one class, add any provisions to, or change in any manner, eliminate or modify in any way the provisions of, the indenture or modify in any manner the rights of the holders of the debt securities. We and the trustee may not, however, without the consent of the holder of each outstanding debt security affected thereby:
•	extend the final maturity of any debt security;

•	reduce the principal amount or premium, if any;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption or impair or affect any right of redemption at the option of the holder of the debt security;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	reduce the amount of the principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

•	alter provisions of the relevant indenture relating to the debt securities not denominated in U.S. dollars;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	if applicable, adversely affect the right of a holder to convert or exchange a debt security; or

•	reduce the percentage of holders of debt securities of any series whose consent is required for any modification of the indenture.
     The indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding debt securities of any series, by notice to the relevant trustee, may on behalf of the holders of the debt securities of such series waive any default and its consequences under the indenture except:
•	a continuing default in the payment of interest on, premium, if any, or principal of, any such debt security held by a nonconsenting holder; or

•	a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of each series affected.
Concerning the Trustee
     The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by the trustee in New York, New York.
     If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.
     The holders of a majority in aggregate principal amount of any series of debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee concerning the applicable series of debt securities, provided that the direction:
•	would not conflict with any rule of law or with the relevant indenture;

•	would not be unduly prejudicial to the rights of another holder of the debt securities; and

•	would not involve any trustee in personal liability.
     The indenture provides that in case an Event of Default shall occur, not be cured and be known to any trustee, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. The trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security and indemnity satisfactory to the trustee.
No Individual Liability of Stockholders, Officers, Directors or Employees
     The indenture provides that no past, present or future stockholder, officer, director or employee of ours or any successor corporation in their capacity as such shall have any individual liability for any of our obligations, covenants or agreements under the debt securities or the indenture.
Governing Law
     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF DEPOSITARY SHARES
     We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares,

and each of these depositary shares will represent a fraction (to be set forth in a prospectus supplement) of a share of a particular series of preferred stock.
     The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us substantially in the form of the deposit agreement included as an exhibit to this Registration Statement. Any materially different terms of the final deposit agreement will be described in the applicable prospectus supplement. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.
     The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares in accordance with the terms of the offering. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipts, forms of which have been filed as exhibits to the registration statement of which this prospectus is a part.
     Pending the preparation of definitive engraved depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
     The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.
     If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.
Withdrawal of Underlying Preferred Stock
     Unless we say otherwise in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to that holder.
Redemption of Depositary Shares
     If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of that series of underlying stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of underlying stock. Whenever we redeem shares of underlying stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.
Voting
     Upon receipt of notice of any meeting at which the holders of the underlying stock are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares underlying the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the underlying stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying stock represented by that holder’s depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all actions which may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying shares to the extent it does not receive specific instructions from the holders of depositary shares underlying the preferred stock.
Conversion of Preferred Stock
     If the prospectus supplement relating to the depositary shares says that the deposited preferred stock is convertible into or exchangeable for our common stock or shares of another series of our preferred stock or the securities of any third party, including any of our affiliates, the following will apply: The depositary shares, as such, will not be convertible into or exchangeable for any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions directing the conversion or exchange of the preferred stock represented by the depositary shares into or for whole shares of the applicable securities. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for conversion or exchange of the deposited preferred stock. If only some of the depositary shares are to be converted or exchanged, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.
Amendment and Termination of the Deposit Agreement
     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by us or by the depositary only if:
•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which the underlying preferred stock is convertible or exchangeable; or

•	there has been a final distribution of the underlying stock in connection with our liquidation, dissolution or winding up and the underlying stock has been distributed to the holders of depositary receipts.
Charges of Depositary
     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the underlying stock and any redemption of the underlying stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and those other charges as are expressly provided in the deposit agreement to be for their accounts.
Reports
     The depositary will forward to holders of depositary receipts all reports and communications from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying stock.
Limitation on Liability
     Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or underlying stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting underlying stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary
     The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of debt securities, equity securities or securities of third parties (including any of our affiliates) or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.
     The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.
Warrants
     The prospectus supplement will describe the terms of any warrants being offered, including:
•	the title and the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies in which the price of the warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities, purchasable upon exercise of the warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the periods during which, and places at which, the warrants are exercisable;

•	the date or dates on which the warrants will expire;

•	the terms of any mandatory or optional call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	whether the warrants will be sold separately or with other securities as part of a unit;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants or adjustment of the exercise price;

•	the identity of the warrant agent;

•	the exchanges, if any, on which the warrants may be listed;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	whether the warrants shall be issued in book-entry form; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
     We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.
Significant Provisions of the Warrant Agreements
     The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:
     Modifications without Consent of Warrant Holders. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:
•	cure any ambiguity;

•	cure, correct or supplement any defective or inconsistent provision;

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

•	reduce the exercise price of the warrants.
     Modifications with Consent of Warrant Holders. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:
•	increase the exercise price of the warrants;

•	reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

•	shorten the period of time during which the warrants may be exercised;

•	materially and adversely affect the rights of the owners of the warrants; or

•	reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.
     Consolidation, Merger or Sale of Assets. If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder.
     Enforceability of Rights of Warrant Holders. The warrant agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including our common or preferred stock, or any other warrant property purchasable upon exercise of the warrants, including, without limitation, the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.
     Registration and Transfer of Warrants. Subject to the terms of the applicable warrant agreement, warrants in registered, definitive form may be presented for exchange and for registration of transfer, at the corporate trust office of the warrant agent for that series of warrants, or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.
     Governing Law. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.
DESCRIPTION OF UNITS
     We may issue units consisting of one or more debt securities or other securities, including common stock, preferred stock, depositary shares, warrants or any combination thereof, as described in a prospectus supplement.
     The applicable prospectus supplement will describe:
•	the designation and the terms of the units and of the debt securities, preferred stock, common stock, depositary shares and warrants constituting the units,

including whether and under what circumstances the securities comprising the units may be traded separately;

•	any additional terms of the governing unit agreement;

•	any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock, depositary shares or warrants constituting the units; and

•	any applicable United States federal income tax consequences.
     The terms and conditions described under “Description of Capital Stock,” “Description of Debt Securities,” “Description of Depositary Shares,” “Description of Warrants” and those described below under “Significant Provisions of the Unit Agreement” will apply to each unit and to any debt security, preferred stock, common stock, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.
     We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.
Significant Provisions of the Unit Agreement
     The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock, depositary share or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:
     Obligations of Unit Holder. Under the terms of the unit agreement, each owner of a unit consents to and agrees to be bound by the terms of the unit agreement.
     Assumption of Obligations by Transferee. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we will consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.
     Remedies. Upon the acceleration of the debt securities constituting any units, our obligations may also be accelerated upon the request of the owners of not less than 25% of the affected securities, on behalf of all the owners.
     Limitation on Actions by You as an Individual Holder. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner will have given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.
     If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.
     Absence of Protections against All Potential Actions. There will be no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.
     Modification without Consent of Holders. We and the unit agent may amend the unit agreement without the consent of the holders to:
•	cure any ambiguity;

•	correct or supplement any defective or inconsistent provision; or

•	amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.
     Modification with Consent of Holders. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:
•	materially adversely affect the holders’ units or the terms of the unit agreement (other than terms related to the three clauses described above under “Modification without Consent of Holders”); or

•	reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement (other than terms related to the three clauses described above under “Modification without Consent of Holders”).
     Modifications of any debt securities included in units may only be made in accordance with the applicable indenture, as described above.
     Consolidation, Merger or Sale of Assets. The unit agreement will provide that we will not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

•	we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the “surviving entity”) is a company organized and existing under the laws of the United States or any State or territory or the District of Columbia;

•	the surviving entity will expressly assume all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

•	immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

•	we or the surviving entity will have delivered to the unit agents an officers’ certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.
     If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indenture, the successor corporation will succeed to, and be substituted for, and may exercise our rights and powers under the indentures with the same effect as if such successor corporation had been named as us.
     Unit Agreement Not Qualified Under Trust Indenture Act. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.
     Title. We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.
     Governing Law. The unit agreement and the units constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

FORMS OF SECURITIES
     Unless otherwise indicated in a prospectus supplement, the units, warrants, or debt securities will be issued in the form of one or more fully registered global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement and registered in the name of such depository or nominee. Beneficial interests in a registered global security will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of such depository. Investors may elect to hold interests in the registered global securities through such depository. This means that we will not issue certificates to each holder.
     Unless and until it is exchanged in whole or in part for units, warrants or debt securities in definitive registered form, a registered global security may not be transferred except as a whole:
•	by the depository for such registered global security to its nominee;

•	by a nominee of the depository to the depository or another nominee of the depository; or

•	by the depository or its nominee to a successor of the depository or a nominee of the successor.
     The prospectus supplement relating to the securities will describe the specific terms of the depository arrangement involving any portion of the securities represented by a registered global security. We anticipate that the following provisions will apply to all depository arrangements for the securities:
•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depository for such registered global security, these persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depository for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the securities will designate the accounts to be credited; and

•	ownership of beneficial interest in such registered global security will be shown on, and the transfer of such ownership interest will be effected only through, records maintained by the depository for such registered global security for interests of participants, and on the records of participants for interests of persons holding through participants.
     The laws of some states may require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

     So long as the depository for a registered global security, or its nominee, is the registered owner of such registered global security, the depository or such nominee, as the case may be, will be considered the sole owner or holder of the units, warrants or debt securities represented by the registered global security for all purposes under the indenture. Except as stated below, owners of beneficial interests in a registered global security:
•	will not be entitled to have the securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in the definitive form; and

•	will not be considered the owners or holders of the securities under the applicable indenture, purchase contract agreement, warrant agreement or unit agreement.
     Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depository for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.
     We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depository for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.
     We will make any payments with respect to the units, warrants, or debt securities, if any, represented by a registered global security registered in the name of a depository or its nominee to the depository or its nominee, as the case may be, as the registered owners of the registered global security. None of us, the trustee, any unit agent, purchase contract agent, warrant agent, paying agent or any other agent of ours or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
     We expect that the depository for any units, warrants or debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depository. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

     If the depository for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depository or stops being a clearing agency registered under the Exchange Act, we will appoint an eligible successor depository. If we fail to appoint an eligible successor depository within 90 days, we will issue the securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the units, warrants or debt securities represented by one or more registered global securities. In that event, we will issue units, warrants, or debt securities in a definitive form in exchange for all of the registered global securities representing such securities. The trustee will register any securities issued in definitive form in exchange for a registered global security in the name or names as the depository, based upon instructions from its participants, shall instruct the trustee. No service charge will be made for any transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these securities with a common depository for Euroclear System and Cedel Bank, Societe Anonyme, or with a nominee for the depository identified in the prospectus supplement relating to the series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the applicable terms and procedures. These will include the specific terms of the depository arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, in proportion to the series represented by a bearer global security.
PLAN OF DISTRIBUTION
     We may offer from time to time debt securities, common stock, preferred stock, depositary shares, warrants and units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $290,000,000. Some of these securities may, pursuant to their terms, be mandatorily convertible into or mandatorily exchangeable for securities issued or to be issued by us or any third party.
     A prospectus supplement will set forth the terms of the offering of the securities described in this prospectus, including:
•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•	the purchase price or initial public offering price of the securities and the proceeds to us and any discounts, or commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.
     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     We may sell the securities for cash, or in exchange for satisfaction of our outstanding liabilities to certain of our creditors, in any of the following ways (or in any combination thereof):
•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through remarketing firms;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise; and

•	through direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.
Direct Sales
     We may directly solicit offers to purchase securities. In this case, no underwriters or agents would be involved.
By Agents
     We may use agents to sell the securities. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act of 1933, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment, which is ordinarily three business days or less.
By Underwriters
     If an underwriter or underwriters are utilized in the sale of securities, we will enter into an underwriting agreement or exchange agreement, as applicable, with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in a prospectus supplement which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public.
     If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

By Dealers
     If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
Remarketing Firms
     We may use a remarketing firm to offer or sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will also describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.
At-The-Market Offerings
     To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus.
Delayed Delivery Contracts
     If so indicated in a prospectus supplement, we will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than the respective amounts stated in the prospectus supplement. Unless we otherwise agree, the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than the respective amounts stated in the prospectus supplement. Institutions with which delayed delivery contracts, when authorized, may be made include:
•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies;

•	educational and charitable institutions; and

•	other institutions.
     All delayed delivery contracts are subject to our approval. Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its delayed delivery contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to contracts accepted by us.
Through the Internet or Bidding or Ordering System
     We may also offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.
     The final offering price at which securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters’ obligations with respect to the auction or ordering system.
General Information
     The place and time of delivery for the securities described in this prospectus will be set forth in the accompanying prospectus supplement.
     We may have agreements with the agents, underwriters and dealers to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933.
     Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.
     In connection with the sale of the securities, certain of the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the securities in the open market to cover short positions or to stabilize the price of the securities. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters will not be required to engage in these activities, and may end any of these activities at any time.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2008, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
PART II
Information Not Required In Prospectus
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable by LodgeNet in connection with the sale of the securities being registered hereby, other than underwriting discounts and commissions. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$20,677
FINRA filing fee	29,500
Blue sky qualification fees and expenses	2,000
Trustee’s fees	7,500
Transfer agent’s fees	1,000
Printing fees	25,000
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Miscellaneous	4,323
Total:	$130,000
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where a present or former officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
     Article Seventh of LodgeNet’s Certificate of Incorporation exonerates its directors from personal liability to the company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director, provided that Article Seventh does not eliminate or limit liability for any breach of the directors’ duty of loyalty for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, for any improper declaration of dividends or for any transaction from which the director derived an improper personal benefit. Article Seventh does not eliminate a stockholder’s right to seek non-monetary, equitable remedies, such as an injunction or rescission, to redress an action taken by the directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.
     These indemnification provisions may be sufficiently broad to permit indemnification of LodgeNet’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.
     LodgeNet maintains directors’ and officers’ liability insurance policies. LodgeNet’s bylaws provide for indemnification of its officers and directors to the fullest extent permitted by applicable law.
     In connection with an offering of securities registered hereunder, LodgeNet may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act.
Item 16. Exhibits.

Exhibit No.	Description

1.1*	Form of Underwriting Agreement relating to debt securities, common stock, preferred stock, depositary shares, warrants and units

1.2*	Form of Purchase Agreement

1.3*	Form of Selling Agent Agreement

4.1	Certificate of Incorporation of the Company(1)

4.2	Bylaws of the Company(2)

4.3	Amendment No. 1 to Restated Certificate of Incorporation of the Company(3)

4.4	Certificate of the Powers, Designations, Preferences and Rights of the 10% Series B Cumulative Perpetual Convertible Preferred Stock ($0.01 Par Value) (Liquidation Preference $1,000 Per Share) of LodgeNet Interactive Corporation(4)

4.5	Specimen certificate for shares of the Company’s common stock(2)

4.6	Form of Indenture

4.7*	Form of Certificate of Designations, Rights and Preferences for shares of the Company’s preferred stock

4.8*	Form of Warrant Agreement

4.9*	Form of Unit Agreement

4.10*	Form of Unit Certificate

4.11	Form of Deposit Agreement

4.12	Form of Depositary Receipt (included in Exhibit 4.11)

4.13	Rights Agreement, by and between LodgeNet Interactive Corporation and Computershare Investor Services, LLC, dated February 28, 2008(5)

5.1	Opinion of Leonard, Street and Deinard Professional Association

12.1	Statement regarding computation of ratios

23.1	Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

25.1*	T-1 Statement of Eligibility of the trustee for the debt securities

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

(1)	Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993 (Commission file No. 033-67676).

(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2008.

(3)	Incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(4)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009.

(5)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2008.
Item 17. Undertakings.
(a) The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered there in, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section

10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, LodgeNet Interactive Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sioux Falls, State of South Dakota, on January 14, 2010.

LODGENET INTERACTIVE CORPORATION

By:	/s/ Scott C. Petersen
Scott C. Petersen
President, Chief Executive Officer and
Chairman of the Board of Directors
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Scott C. Petersen and Gary H. Ritondaro and each of them individually, with full power of substitution and resubstitution, his true and lawful attorney-in-fact and agent, with full powers to each of them to sign for us, in our names and in the capacities indicated below, the Registration Statement on Form S-3 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of securities of LodgeNet Interactive Corporation, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney. This Power of Attorney may be executed in counterparts and all capacities to sign any and all amendments.

Signature	Title	Date

/s/ Scott C. Petersen
Scott C. Petersen	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	January 14, 2010
/s/ Gary H. Ritondaro
Gary H. Ritondaro	Senior Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 14, 2010

/s/ Marty Abbott
Marty Abbott	Director	January 14, 2010

/s/ R. Douglas Bradbury
R. Douglas Bradbury	Director	January 14, 2010

/s/ John E. Haire
John E. Haire	Director	January 14, 2010

/s/ J. Scott Kirby
J. Scott Kirby	Director	January 14, 2010

/s/ R. F. Leyendecker
R. F. Leyendecker	Director	January 14, 2010

/s/ Vikki I. Pachera
Vikki I. Pachera	Director	January 14, 2010

/s/ Scott H. Shlecter
Scott H. Shlecter	Director	January 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement relating to debt securities, common stock, preferred stock, depositary shares, warrants and units

1.2*	Form of Purchase Agreement

1.3*	Form of Selling Agent Agreement

4.1	Certificate of Incorporation of the Company(1)

4.2	Bylaws of the Company(2)

4.3	Amendment No. 1 to Restated Certificate of Incorporation of the Company(3)

4.4	Certificate of the Powers, Designations, Preferences and Rights of the 10% Series B Cumulative Perpetual Convertible Preferred Stock ($0.01 Par Value) (Liquidation Preference $1,000 Per Share) of LodgeNet Interactive Corporation(4)

4.5	Specimen certificate for shares of the Company’s common stock(2)

4.6	Form of Indenture

4.7*	Form of Certificate of Designations, Rights and Preferences for shares of the Company’s preferred stock

4.8*	Form of Warrant Agreement

4.9*	Form of Unit Agreement

4.10*	Form of Unit Certificate

4.11	Form of Deposit Agreement

4.12	Form of Depositary Receipt (included in Exhibit 4.11)

4.13	Rights Agreement, by and between LodgeNet Interactive Corporation and Computershare Investor Services, LLC, dated February 28, 2008(5)

5.1	Opinion of Leonard, Street and Deinard Professional Association

12.1	Statement regarding computation of ratios

23.1	Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement)

25.1*	T-1 Statement of Eligibility of the trustee for the debt securities

*	To be filed by amendment or pursuant to a report to be filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, if applicable, and incorporated herein by reference.

(1)	Incorporated by reference to the Company’s Amendment No. 1 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 24, 1993 (Commission file No. 033-67676).

(2)	Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2008.

(3)	Incorporated by reference to Exhibit 10.37 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2001, filed with the Securities and Exchange Commission on November 14, 2001.

(4)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2009.

(5)	Incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2008.